Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fiduciary Committee and Participants of

The Gymboree 401(k) Plan

San Francisco, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-107564 and 333-141928) of our report dated June 26, 2008, relating to the financial statements and supplemental schedule of The Gymboree 401(k) Plan appearing on this Form 11-K for the year ended December 31, 2007.

/s/ BDO SEIDMAN, LLP

San Francisco, California
June 26, 2008